Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of EFHAC and ECD, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EFHAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023, assumes that the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and for the year ended December 31, 2022, present pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of EFHAC was derived from the unaudited financial statements of EFHAC as of and for the nine months ended September 30 2023, and the audited financial statements of EFHAC for the year ended December 31, 2022, which are included in the Proxy Statement/Prospectus. The historical financial information of ECD was derived from the unaudited consolidated financial statements of ECD as of and for the nine months ended September 30, 2023, and the audited financial statements of ECD for the year ended December 31, 2022, which are included in the Proxy Statement/Prospectus. This information should be read together with EFHAC’s and ECD’s audited financial statements, and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EFHAC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ECD” and other financial information included in the Proxy Statement/Prospectus.

Description of the Business Combination

On March 3, 2023, EFHAC entered into a Merger Agreement with ECD, ECD UK, Merger Sub, and Scott Wallace, pursuant to which, Merger Sub merged with and into ECD with ECD as the surviving corporation and becoming a wholly-owned subsidiary of EFHAC. In connection with the Merger, EFHAC changed its name to “ECD Automotive Design Inc.”

More specifically, and as described in greater detail below, at the Effective Time of the Merger:

●	each share of ECD Common Stock, if any, that is owned by ECD or Merger Sub, were automatically be cancelled and retired without any conversion thereof and ceased to exist, and no consideration was delivered in exchange therefor;

●	each share of ECD Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of ECD Common Stock cancelled pursuant to above and Dissenting Shares) were converted into the right to receive the Closing Per Share Merger Consideration; and

●	each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time were converted into and became one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

On October 14, 2023, EFHAC entered into a First Amendment to Merger Agreement (the “Amended Merger Agreement”) with ECD, ECD UK, Merger Sub, and Scott Wallace. Pursuant to the terms of the Amended Merger Agreement, the consideration delivered to the equity holders of ECD in connection with the Merger was $2 million cash and the following securities:

a.	25,100,000 shares of EFHAC common stock;
b.	39,000 shares of EFHAC Series A Convertible Preferred Stock;
c.	A warrant to purchase 1,091,525 shares of EFHAC Common Stock (“Common Shares Warrant”);
d.	A warrant to purchase 15,819 shares of EFHAC Series A Convertible Preferred Stock (“Preferred Shares Warrant).

On October 6, 2023, EFHAC entered into a Securities Purchase Agreement with Defender SPV LLC (the “EFHAC SPA”) with certain buyers, pursuant to which EFHAC authorized a new series of Senior Secured Convertible Notes (the “Note”) in the aggregate original principal amount of $15,819,209. The purchase price of such Notes was $13,700,000.

At any time EFHAC shall have the right to redeem all, or any part, of the outstanding amount then remaining under this Note on the Company Optional Redemption Date, as defined in the EFHAC SPA. At any time after issuance, this Note shall be convertible into validly issued, fully paid and non-assessable shares of EFHAC Common on the terms and conditions set forth in the EFHAC SPA. The number of shares of EFHAC Common Stock issuable upon conversion of any conversion amount shall be determined by dividing (x) such conversion amount, defined as 115% of the sum of (A) the portion of the principal of the Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid interest with respect to such principal of the Note, (C) accrued and unpaid late charges with respect to such principal of the Note and interest, and (D) any other unpaid amounts by (y) the conversion price of $10.00.

On October 11, 2023, ECD sold Defender SPV LLC (i) 1,100,000 shares of ECD Common Stock, (ii) 39,000 shares of ECD Series A Convertible Preferred Stock, (iii) a warrant to purchase 1,091,525 shares of ECD Common Stock, and (iv) a warrant to purchase 15,819 shares of ECD Series A Convertible Preferred Stock in exchange for cash consideration of $300,000.

The following table summarizes the pro forma number of shares of EFHAC Common Stock outstanding following the consummation of the Business Combination, discussed further in the sections below, excluding the potential dilutive effect of the EFHAC Public Warrants, EFHAC Private Warrants, the Common Shares Warrant, the Preferred Shares Warrant, the Series A Convertible Preferred Stock, or the Senior Secured Convertible Notes.

Equity Capitalization Summary	Shares	%
ECD Securityholders	26,500,000	83.1%
EFHAC Public Stockholders	1,459,975	4.6%
Initial Stockholders	3,164,688	9.9%
EF Hutton	750,000	2.4%
Total common stock	31,874,663	100.0%

The following table shows the per share value of EFHAC Common Stock held by non-redeeming holders of EFHAC Common Stock:

Shares	31,874,663
Book deficit per share	$(0.21)

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although EFHAC acquired all of the outstanding equity interests of ECD in the Business Combination, EFHAC was treated as the “acquired” company and ECD was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of ECD issuing stock for the net assets of EFHAC, accompanied by a recapitalization. The net assets of EFHAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ECD.

ECD was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	ECD’s existing stockholders have the greatest voting interest in the Combined Company;

●	ECD’s existing stockholders have the ability to control decisions regarding election and removal of directors and officers of the Combined Company;

●	ECD is the larger entity in terms of substantive operations and employee base;

●	ECD comprises the ongoing operations of the Combined Company; and

●	ECD’s existing senior management is the senior management of the Combined Company.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are based on the unaudited and audited historical financial statements of EFHAC and ECD. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	ECD (Historical)	EFHAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$5,183	$—	$93	(A)	$11,444
			645	(C)
			13,700	(D)
			(2,406)	(E)
			(400)	(F)
			(1,700)	(G)
			(604)	(I)
Accounts receivable	2,491	—	—		2,491
Inventories	3,381	—	—		3,381
Other receivable	33	—	—		33
Prepaid expenses	64	20	—		84
Short-term prepaid insurance	—	68	—		68
Total Current Assets	11,152	88	6,261		17,501
Property and equipment, net	512	—	—		512
Right-to-use asset	4,409	—	—		4,409
Deposit	76	—	—		76
Marketable securities held in Trust Account	—	37,746	160	(A)	—
			(37,261)	(B)
			(645)	(C)

TOTAL ASSETS	$16,149	$37,834	$(31,485)		$22,498

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$970	$2,402	$1,450	(D)	$1,273
			(2,179)	(E)
			(1,370)	(F)

Line of credit	3,205	—	(3,067)	(M)	138
Accrued offering costs	—	205	—		205
Exercise tax payable	—	825	—		825
Customer deposits	8,905	—	—		8,905
Lease liability, current	317	—	—		317
Other payable	286	—	—		286
Income taxes payable	—	573	—		573
Total Current Liabilities	13,683	4,005	(5,166)		12,522
Loan payable	500	—	—		500
Lease liability, non-current	4,068	—	—		4,068
Deferred underwriting fee payable	—	4,025	(4,025)	(F)	—
Convertible promissory note – related party	—	351	253	(A)	—
			(604)	(I)
Convertible note, net of debt discount	—	—	12,250	(D)	12,250
TOTAL LIABILITIES	18,251	8,381	2,708		29,340

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of SEPTEMBER 30, 2023
(in thousands, except share and per share data) — (Continued)

	ECD (Historical)	EFHAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
EFHAC common stock subject to possible redemption, 3,492,647 shares at redemption value	—	36,785	160	(A)	—
			(37,261)	(B)
			316	(J)
STOCKHOLDERS’ DEFICIT
EFHAC preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding, historical; 1,000,000 shares authorized; 39,000 shares issued and outstanding, combined	—	—	—	(G)	—
EFHAC common stock, $0.0001 par value; 100,000,000 shares authorized; 3,132,500 shares issued and outstanding (excluding 3,492,647 shares subject to possible redemption), historical; 100,000,000 shares authorized; 31,874,663 shares issued and outstanding, combined	—	—	—	(F)	3
			3	(G)
			—	(J)
			—	(L)

ECD common stock, $10 par value; 100 shares authorized, issued and outstanding, historical	1	—	(1)	(G)	—
Additional paid-in capital	2	—	(83)	(E)	—
			2,021	(F)
			(1,702)	(G)
			(4,799)	(H)
			(316)	(J)
			137	(K)
			—	(L)
			4,740	(N)
Accumulated deficit	(2,105)	(7,332)	(160)	(A)	(6,845)
			(144)	(E)
			2,974	(F)
			4,799	(H)
			(137)	(K)
			(4,740)	(N)

TOTAL STOCKHOLDERS’ DEFICIT	(2,102)	(7,332)	2,592		(6,842)
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS’ DEFICIT	$16,149	$37,834	$(31,485)		$22,498

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	ECD (Historical)	EFHAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$15,658	$—	$—		$15,658
Cost of goods sold	10,212	—	—		10,212
Gross profit	5,446	—	—		5,446

Operating expenses
Sales and marketing expenses	307	—	—		307
General and administrative expenses	4,054	—	—		4,054
Depreciation expense	85	—	—		85
Formation and operating costs	—	2,815	—		2,815
Total operating expenses	4,446	2,815	—		7,261

Income (loss) from operations	1,000	(2,815)	—		(1,815)

Other income (expense):
Interest earned on marketable securities held in Trust Account	—	2,876	(2,876)	(AA)	—
Interest income (expense), net	27	—	(2,494)	(BB)	(2,467)
Resale commissions income	86	—	—		86

Other income, net	13	—	—		13

Total other income (expense), net	126	2,876	(5,370)		(2,368)

Income (loss) before provision for income taxes	1,126	61	(5,370)		(4,183)

Provision for income taxes	—	(573)	—		(573)

Net income (loss)	$1,126	$(512)	$(5,370)		$(4,756)

Net income per common share, basic and diluted	$11,261

Basic and diluted net loss per share, redeemable common stock		$(0.05)

Basic and diluted net loss per share, non-redeemable common stock		$(0.05)

Weighted average number of common shares outstanding, basic and diluted					31,874,663

Net loss per common share, basic and diluted					$(0.15)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	ECD (Historical)	EFHAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$14,990	$—	$—		$14,990
Cost of goods sold	11,217	—	—		11,217
Gross profit	3,773	—	—		3,773

Operating expenses
Sales and marketing expenses	299	—	—		299
General and administrative expenses	3,743	—	144	(CC)	4,024
			137	(EE)
Depreciation expense	72	—	—		72
Formation and operating costs	—	258	—		258
Total operating expenses	4,114	258	281		4,653

Loss from operations	(341)	(258)	(281)		(880)

Other income (expense):
Interest earned on marketable securities held in Trust Account	—	1,105	(1,105)	(AA)	—
Interest income (expense), net	(10)	—	(3,325)	(BB)	(3,335)
Gain on settlement of debt	—	—	2,974	(DD)	2,974
Loss on sale of asset	(56)	—	—		(56)
Resale commissions income	540	—	—		540
Other income, net	30	—	—		30
Stock-based compensation	—	(63)	—		(63)
Total other income, net	504	1,042	(1,456)		90

Income (loss) before provision for income taxes	163	784	(1,737)		(790)

Provision for income taxes	—	(206)	—		(206)

Net income (loss)	$163	$578	$(1,737)		$(996)

Net income per common share, basic and diluted	$1,607.34

Basic and diluted net income per share, redeemable common stock		$0.09

Basic and diluted net income per share, non-redeemable common stock		$0.09

Weighted average number of common shares outstanding, basic and diluted					31,874,663

Net loss per common share, basic and diluted					$(0.03)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as ECD was determined to be the accounting acquirer, primarily due to the fact that ECD stockholders continue to control the Combined Company. Under this method of accounting, although EFHAC acquired all of the outstanding equity interests of ECD in the Business Combination, EFHAC was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of ECD issuing stock for the net assets of EFHAC, accompanied by a recapitalization. The net assets of EFHAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ECD.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination and related transactions occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	EFHAC’s unaudited condensed consolidated balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included in the Proxy Statement/Prospectus; and

●	ECD’s unaudited consolidated balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	EFHAC’s unaudited statement of operations for the nine months ended September 30, 2023 and the related notes, included in the Proxy Statement/Prospectus; and

●	ECD’s unaudited consolidated statement of operations for the nine months ended September 30, 2023 and the related notes, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

●	EFHAC’s audited statement of operations for the year ended December 31, 2022 and the related notes, included in the Proxy Statement/Prospectus; and

●	ECD’s audited consolidated statement of operations for the year ended December 31, 2022 and the related notes, included in the Proxy Statement/Prospectus.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that EFHAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. EFHAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of EFHAC and ECD.

2. Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the Combined Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EFHAC has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. ECD and EFHAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Combined Company as a result of the Business Combination. Upon Closing of the Business Combination, it is likely that the Combined Company will record a full valuation allowance against the total U.S. and state deferred tax assets given the net operating losses and valuation allowance of ECD as the recoverability of the tax assets is uncertain. The Company used the separate return method in calculating the pro forma tax provision and tax effects of our pro forma adjustments.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(A)	Reflects the deposit of $0.2 million into the Trust Account to extend the Combination Period and the accretion of the common stock subject to possible redemption.

(B)	Reflects the redemption of 3,470,172 shares of EFHAC common stock at a redemption price of $10.74 per share upon the Business Combination, resulting in a redemption payment of $37.3 million from the Trust Account to EFHAC Public Stockholders.

(C)	Reflects the transfer of marketable securities held in the Trust Account to cash.

(D)	Reflects the net proceeds from the issuance of the Senior Secured Convertible Note by EFHAC pursuant to the EFHAC SPA, less the estimated aggregate debt discount consisting of debt issuance costs of approximately $3.6 million.

(E)	Reflects payments of $2.3 million of Business Combination related fees and expenses and $0.1 million of debt issuance costs, excluding the deferred underwriting commissions of $4.0 million which was already accrued on EFHAC’s historical balance sheet.

(F)	Reflects the settlement of the deferred underwriting commissions of $4.0 million and the placement agent fee of $1.4 million with $0.4 million cash and 750,000 shares of stock pursuant to the Satisfaction and Discharge Agreement entered into by EFHAC and EF Hutton on October 14, 2023.

(G)	Represents the issuance of 25,100,000 EFHAC common stock, 39,000 EFHAC Series A Convertible Preferred Stock, a warrant to purchase 1,091,525 shares of EFHAC common stock, a warrant to purchase 15,819 shares of EFHAC Series A Convertible Preferred Stock, and a $2 million payment to the ECD management stockholders, net of the $0.3 million proceeds from the sale and issuance of the ECD Series A Convertible Preferred Stock, the ECD Common Stock, the warrant to purchase ECD Common Stock and the warrant to purchase ECD Series A Convertible Preferred Stock pursuant to a Securities Purchase Agreement entered into by ECD and Defender SPV LLC on October 6, 2023.

(H)	Reflects the elimination of EFHAC’s historical accumulated deficit after recording the accretion as described in (A) above, the transaction costs as described in (E) above, the settlement of costs as described in (F) above, and the stock-based compensation as described in (K) below.

(I)	Reflects the repayment of related party promissory note in cash upon the Closing of the Business Combination.

(J)	Reflects the reclassification of 22,475 shares of EFHAC common stock subject to possible redemption to permanent equity.

(K)	Reflects the recognition of stock-based compensation upon consummation of the Business Combination for the Founder Shares transferred from Sponsor to EFHAC’s management on March 8, 2022 and May 23, 2022.

(L)	Reflects the issuance of 1,437,500 Rights Shares to EFHAC Public Stockholders and 32,188 Rights Shares to Initial Stockholders. No entry required due to rounding.

(M)	Reflects the repayment of ECD’s line of credit in cash upon the Closing of the Business Combination.

(N)	Reflects the reclassification among equity to avoid negative additional paid-in capital.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 are as follows:

(AA) Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(BB) Represents an adjustment to include interest expense on the Senior Secured Convertible Note after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(CC) Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry (E) above in the aggregate amount of $0.1 million for the direct, incremental costs of the Business Combination expected to be incurred by EFHAC, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the combined company beyond 12 months after the Business Combination.

(DD) Reflects the settlement of the deferred underwriting commissions of $4.0 million and the placement agent fee of $1.4 million with $0.4 million cash and 750,000 million shares of EFHAC common stock pursuant to the Satisfaction and Discharge Agreement entered into by EFHAC and EF Hutton on October 14, 2023.

(EE) Reflects the recognition of stock-based compensation upon consummation of the Business Combination for the Founder Shares transferred from Sponsor to EFHAC’s management on March 8, 2022 and May 23, 2022.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Public Shares by EFHAC Public Stockholders for the nine months ended September 30, 2023 and for the year ended December 31, 2022:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Net loss	$(4,756)	$(996)
Weighted average shares outstanding of common stock(1)	31,874,663	31,874,663
Net loss per common share, basic and diluted	$(0.15)	$(0.03)

(1)	For the purposes of calculating diluted earnings per share, all outstanding EFHAC Public Warrants, EFHAC Private Warrants, the Common Shares Warrant, the Preferred Shares Warrant, the Series A Convertible Preferred Stock, and the Senior Secured Convertible Notes should have been assumed to have been exercised/converted. However, since this results in anti-dilution, the effect of such exercise/conversion was not included in the calculation of diluted net loss per share.